EXHIBIT 99.1
For more information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports sales and earnings for fiscal 2010 first quarter
MILWAUKEE (November 19, 2009)—Brady Corporation (NYSE:BRC) today reported sales and earnings for its fiscal 2010 first quarter ended October 31, 2009.
Sales for the quarter were $318.5 million compared to $378.3 million in the first quarter of fiscal 2009. Organic sales declined 15.9 percent in the quarter and acquisitions added 0.1 percent to sales. Currency exchange had no impact on sales results in the quarter. By segment, sales were down 15.3 percent in the Americas, 12.8 percent in Europe and 19.5 percent in Asia/Pacific.
Net income in the fiscal 2010 first quarter, including $2.6 million in after-tax restructuring charges, was $21.7 million compared to $37.1 million in the same quarter last year. Earnings per diluted Class A Common share were $0.41 in the first quarter of fiscal 2010, compared to $0.69 per diluted share in the prior year’s quarter. Excluding restructuring charges, earnings per share were $0.46 in the current quarter compared to $0.71 in the first quarter of fiscal 2009.
“I’m encouraged to see sales improve by 11 percent from our last fiscal quarter, driven by a stabilization in our markets, as well as new-product and market-based initiatives. Compared to last year’s first quarter, our gross margins have improved by 160 basis points as a direct result of our ongoing cost-reduction efforts,” said Frank M. Jaehnert, Brady’s president and chief executive officer. “Our continued investments in new product development resulted in a number of successful launches of new proprietary products in the first quarter, including the BMP21™ Portable Printer for wire identification and general labeling, which has already been well-received by our markets.”
“Our balance sheet remains strong and our cash position improved from $188 million to $208 million in the quarter. This will allow us to take advantage of opportunities for future investments, such as new product development, core growth opportunities and acquisitions,” said Brady Chief Financial Officer Thomas J. Felmer. “While we are encouraged by our results, we remain cautious on our outlook because of limited visibility. We are maintaining our original net income and earnings per diluted share guidance for the current fiscal year of $85 to $95 million and $1.60 to $1.80 per share, excluding pretax restructuring charges of $15 million and $0.20 per share.”
A Web cast regarding fiscal 2010 first quarter results will be available at www.investor.bradycorp.com beginning at 7:00 a.m. Central time.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs approximately 7,000 people at operations in the Americas, Europe and Asia/Pacific. Brady’s fiscal 2009 sales were approximately $1.2 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to attract and retain key talent; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2009. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended October 31,
			Percentage
	2009	2008	Change
Net sales	$318,486	$378,317	-15.8%
Cost of products sold	161,043	197,171	-18.3%

Gross margin	157,443	181,146	-13.1%

Operating expenses:
Research and development	9,609	9,056	6.1%
Selling, general and administrative	108,676	114,257	-4.9%
Restructuring charge	3,601	1,639	119.7%

Total operating expenses	121,886	124,952	-2.5%

Operating income	35,557	56,194	-36.7%

Other income and (expense):
Investment and other income	48	1,852	-97.4%
Interest expense	(5,162)	(6,361)	-18.8%

Income before income taxes	30,443	51,685	-41.1%

Income taxes	8,775	14,575	-39.8%

Net income	$21,668	$37,110	-41.6%

Per Class A Nonvoting Common Share:
Basic net income	$0.41	$0.70	-41.4%
Diluted net income	$0.41	$0.69	-40.6%
Dividends	$0.175	$0.17	2.9%

Per Class B Voting Common Share:
Basic net income	$0.40	$0.68	-41.2%
Diluted net income	$0.39	$0.67	-41.8%
Dividends	$0.158	$0.15	5.3%

Weighted average common shares outstanding (in thousands):
Basic	52,337	53,291
Diluted	52,943	53,938

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)	(Unaudited)
	October 31, 2009	July 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$207,638	$188,156
Accounts receivable, less allowance for losses ($8,484 and $7,931, respectively)	224,494	191,189
Inventories:
Finished products	54,373	53,244
Work-in-process	12,358	13,159
Raw materials and supplies	26,227	27,405

Total inventories	92,958	93,808
Prepaid expenses and other current assets	40,139	36,274

Total current assets	565,229	509,427

Other assets:
Goodwill	764,001	751,173
Other intangible assets, net	113,421	115,754
Deferred income taxes	37,503	36,374
Other	18,990	18,551

Total other assets	933,915	921,852

Property, plant and equipment:
Cost:
Land	6,405	6,335
Buildings and improvements	98,777	96,968
Machinery and equipment	285,724	283,301
Construction in progress	12,955	7,869

	403,861	394,473

Less accumulated depreciation	249,217	242,485

Property, plant and equipment — net	154,644	151,988

Total	$1,653,788	$1,583,267

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$89,359	$83,793
Wages and amounts withheld from employees	49,864	36,313
Taxes, other than income taxes	7,841	6,262
Accrued income taxes	9,635	5,964
Other current liabilities	48,249	45,247
Current maturities on long-term debt	44,893	44,893

Total current liabilities	249,841	222,472

Long-term obligations, less current maturities	346,457	346,457

Other liabilities	65,857	63,246

Total liabilities	662,155	632,175

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,810,446 and 48,780,560 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	301,123	298,466
Income retained in the business	685,871	673,342
Treasury stock — 2,241,041 and 2,270,927 shares, respectively of Class A nonvoting common stock, at cost	(68,906)	(69,823)
Accumulated other comprehensive income	77,223	53,051
Other	(4,226)	(4,492)

Total stockholders’ investment	991,633	951,092

Total	$1,653,788	$1,583,267

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended
	October 31
	2009	2008
Operating activities:
Net income	$21,668	$37,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,817	13,712
Deferred income taxes	(2,985)	(499)
Non-cash portion of stock-based compensation expense	2,952	2,092
Non-cash portion of restructuring	288	335
Other	(4)	(34)
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(28,818)	(12,571)
Inventories	3,144	(10,360)
Prepaid expenses and other assets	(657)	(8,147)
Accounts payable and accrued liabilities	20,269	(21,679)
Income taxes	4,626	(3,513)
Other liabilities	(464)	(1,167)

Net cash provided by (used in) operating activities	33,836	(4,721)

Investing activities:
Acquisition of business, net of cash acquired	(1,840)	—
Purchases of property, plant and equipment	(9,001)	(6,429)
Other	80	1,300

Net cash used in investing activities	(10,761)	(5,129)

Financing activities:
Payment of dividends	(8,578)	(9,061)
Proceeds from issuance of common stock	716	1,162
Principal payments on debt	—	(1)
Purchase of treasury stock	—	(36,508)
Net income tax benefit from the exercise of stock options and deferred compensation distributions	173	667

Net cash (used in) financing activities	(7,689)	(43,741)
Effect of exchange rate changes on cash	4,096	(25,972)

Net increase (decrease) in cash and cash equivalents	19,482	(79,563)
Cash and cash equivalents, beginning of period	188,156	258,355

Cash and cash equivalents, end of period	207,638	178,792

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$7,904	$9,298
Income taxes, net of refunds	8,393	15,605

Acquisitions:
Fair value of assets acquired, net of cash	$1,104	$—
Liabilities assumed	(42)	—
Goodwill	778	—

Net cash paid for acquisitions	$1,840	$—

Information by regional segment for the three months ended October 31, 2009 and 2008 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
October 31, 2009	$136,239	$94,335	$87,912	$318,486	—	$318,486
October 31, 2008	$160,916	$108,215	$109,186	$378,317	—	$378,317

SALES GROWTH INFORMATION
Three months ended October 31, 2009:
Base	-15.2%	-12.3%	-20.4%	-15.9%	—	-15.9%
Currency	-0.1%	-0.7%	0.9%	0.0%	—	0.0%
Acquisitions	0.0%	0.2%	0.0%	0.1%	—	0.1%

Total	-15.3%	-12.8%	-19.5%	-15.8%	—	-15.8%

Three months ended October 31, 2008:
Base	-8.2%	-5.3%	11.0%	-2.5%	—	-2.5%
Currency	-0.3%	-1.6%	2.2%	-0.1%	—	-0.1%
Acquisitions	0.6%	6.3%	0.0%	2.1%	—	2.1%

Total	-7.9%	-0.6%	13.2%	-0.5%	—	-0.5%

SEGMENT PROFIT (LOSS)
Three months ended:
October 31, 2009	$32,801	$24,862	$15,127	$72,790	$(2,920)	$69,870
October 31, 2008	$35,524	$31,138	$22,401	$89,063	$(2,307)	$86,756
Percentage increase (decrease)	-7.7%	-20.2%	-32.5%	-18.3%	26.6%	-19.5%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:
	October 31,	October 31,
	2009	2008
Total profit for reportable segments	$72,790	$89,063
Corporate and eliminations	(2,920)	(2,307)
Unallocated amounts:
Administrative costs	(30,712)	(28,923)
Restructuring charges	(3,601)	(1,639)
Investment and other income	48	1,852
Interest expense	(5,162)	(6,361)

Income before income taxes	30,443	51,685
Income taxes	(8,775)	(14,575)

Net income	$21,668	$37,110

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668				$21,668
Interest expense	5,162				5,162
Income taxes	8,775				8,775
Depreciation and amortization	13,817				13,817

EBITDA (non-GAAP measure)	$49,422	$—	$—	$—	$49,422

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$37,110				$37,110
Interest expense	6,361				6,361
Income taxes	14,575				14,575
Depreciation and amortization	13,712				13,712

EBITDA (non-GAAP measure)	$71,758	$—	$—	$—	$71,758

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.